Exhibit 10.10

ASSET REPRESENTATIONS REVIEW AGREEMENT

among

NISSAN AUTO LEASE TRUST 20[•]-[•],

as Issuing Entity

NISSAN MOTOR ACCEPTANCE COMPANY LLC,

as Sponsor and Servicer

and

[•],

as Asset Representations Reviewer

Dated as of [•] [•], 20[•]

i

ii

ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of [•] [•], 20[•] (this “Agreement”), among NISSAN AUTO LEASE TRUST 20[•]-[•], a Delaware statutory trust, as Issuing Entity (the “Issuing Entity”), NISSAN MOTOR ACCEPTANCE COMPANY LLC, a Delaware limited liability company (“NMAC”), as Sponsor and Servicer, and [•], a [•], as Asset Representations Reviewer (the “Asset Representations Reviewer”).

BACKGROUND

WHEREAS, in the regular course of business, motor vehicle dealers in the NMAC network of dealers assign certain retail closed-end motor vehicle lease contracts to Nissan-Infiniti LT LLC, a Delaware limited liability company (the “Titling Company”).

WHEREAS, in connection with a securitization transaction sponsored by NMAC, the Titling Company established and formed a separate limited liability company series interest (the “20[•]-[•] Series”) and allocated to and associated with the 20[•]-[•] Series certain leases and related leased vehicles owned by the Titling Company, which are represented by a 20[•]-[•] Series certificate evidencing the 20[•]-[•] Series Interest (the “20[•]-[•] Series Certificate”).

WHEREAS, the Titling Company issued the 20[•]-[•] Series Certificate to NILT LLC, and NILT LLC sold the 20[•]-[•] Series Certificate to Nissan Auto Leasing LLC II (the “Depositor”), which in turn transferred the 20[•]-[•] Series Certificate to the Issuing Entity pursuant to a Series Certificate Transfer Agreement, in exchange for the notes and certificates issued by the Issuing Entity.

WHEREAS, the Issuing Entity has granted a security interest in the 20[•]-[•] Series Certificate to the Indenture Trustee, for the benefit of the Holders of Notes, as security for the Notes issued by the Issuing Entity under the Indenture.

WHEREAS, the Issuing Entity desires to engage the Asset Representations Reviewer to perform reviews of certain Leases for compliance with the representations and warranties made by NMAC about the Leases in the pool after certain conditions precedent to such review are satisfied.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and conditions contained herein, the parties hereto agree as follows.

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1. Usage and Definitions. Except as otherwise specified herein or if the context may otherwise require, capitalized terms not defined in this Agreement shall have the respective meanings assigned such terms set forth in Annex A to the Series Certificate Sale Agreement, dated as of [•] [•], 20[•], by and between NILT LLC and Nissan Auto Leasing LLC II.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing”

include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements, and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.

Section 1.2. Additional Definitions. The following terms have the meanings given below:

“Asset Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Subject Lease according to Section 3.4.

“Confidential Information” has the meaning stated in Section 4.8(b).

“Information Recipients” has the meaning stated in Section 4.8(a).

“Issuing Entity PII” has the meaning stated in Section 4.9(a).

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.9(a).

“Review Fee” has the meaning stated in Section 4.3(b).

“Review Materials” means, for an Asset Review and a Subject Lease, the documents and other materials for each Test listed under “Review Materials” in Schedule A.

“Review Report” means, for an Asset Review, the report of the Asset Representations Reviewer prepared according to Section 3.5.

“Test” has the meaning stated in Section 3.4(a).

“Test Complete” has the meaning stated in Section 3.4(c).

“Test Fail” has the meaning stated in Section 3.4(a).

“Test Pass” has the meaning stated in Section 3.4(a).

“Underwriter” means, any of [•], [•] and [•], in its capacity as underwriter or representative of the underwriters pursuant to the underwriting agreement, dated as of [•] [•] 20[•], among [•], NMAC and the Depositor.

ARTICLE II

ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1. Engagement; Acceptance. The Issuing Entity engages [•] to act as the Asset Representations Reviewer for the Issuing Entity. [•] accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms in this Agreement.

Section 2.2. Confirmation of Scope. The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Leases for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents.

ARTICLE III

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1. Review Notices. On receipt of a Review Notice from the Indenture Trustee according to Section 7.08 of the Indenture, the Asset Representations Reviewer will start an Asset Review. The Asset Representations Reviewer will have no obligation to start an Asset Review until a Review Notice is received.

Section 3.2. Identification of Subject Leases . Within [ten (10)] Business Days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer, with a copy to the Indenture Trustee, a list of the Subject Leases.

Section 3.3. Review Materials.

(a) Access to Review Materials. The Servicer will render reasonable assistance to the Asset Representations Reviewer to facilitate the Asset Review. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Leases within [ten (10)] days after receipt of the Review Notice in one or more of the following ways in the Servicer’s reasonable discretion: (i) by providing access to the Servicer’s lease systems, either remotely or at one of the properties of the Servicer, (ii) by electronic posting of Review Materials to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at one of the properties of the Servicer where the Lease Documents are located or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove PII from the Review Materials so long as all information in the Review Materials necessary for the Asset Representations Reviewer to complete the Asset Review remains intact and unchanged.

(b) Missing or Insufficient Review Materials. If any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than [20] days before completing the Review, and the Servicer will have [15] days to provide the Asset Representations Reviewer access to such missing Review Materials or other documents or information to correct the insufficiency. [If the missing or insufficient Review Materials have not been provided by the Servicer within [15] days, the parties agree that the Subject Lease will have a Test Fail for the related Test(s) and the Test(s) will be considered a Test Complete and the Review Report will indicate the reason for the Test Fail.]

Section 3.4. Performance of Reviews.

(a) Test Procedures. For an Asset Review, the Asset Representations Reviewer will perform for each Subject Lease the procedures listed under “Tests” in Schedule A for each representation and warranty (each, a “Test”), using the Review Materials listed for each such Test in Schedule A. For each Test and Subject Lease, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

(b) Review Period. The Asset Representations Reviewer will complete the Review of all of the Subject Leases within [sixty (60)] days after receiving access to the Review Materials under Section 3.3(a). However, if additional Review Materials are provided to the Asset Representations Reviewer under Section 3.3(b), the Review period will be extended for an additional [thirty (30)] days.

(c) Completion of Review for Certain Subject Leases. Following the delivery of the list of the Subject Leases and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Lease is pre-paid in full by the Obligor or reallocated from the 20[•]-[•] Series to an Other Series by the Servicer according to the Basic Documents. On receipt of notice, the Asset Representations Reviewer will immediately terminate all Tests of such Leases and the Review of such Leases will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for the Leases and the related reason.

(d) Previously Reviewed Lease. If any Subject Lease was included in a prior Asset Review (the “Prior Review”), the Asset Representations Reviewer will perform Tests on such Subject Lease only if the Asset Representations Reviewer has reason to believe that the Prior Review was conducted in a manner that would not have ascertained compliance with one or more of the representations and warranties set forth on Schedule A hereto; otherwise, the Asset Representations Reviewer will include in the Review Report for the Asset Review the results of the Tests with respect to such Subject Lease from the Prior Review.

(e) Termination of Review. If an Asset Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten (10) days before that Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Review immediately and will have no obligation to deliver a Review Report.

Section 3.5. Review Reports. (a) Within five (5) days after the end of the Asset Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Issuing Entity, the Servicer and the Indenture Trustee a Review Report indicating for each Subject Lease whether there was a Test Pass or a Test Fail for each Test, or whether the Subject Lease was a Test Complete and the related reason. The Review Report will contain a summary of the findings and conclusions of the Asset Representations Reviewer with respect to the Asset Review to be included in the Issuing Entity’s Form 10-D report for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuing Entity PII.

(b) Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Indenture Trustee or the Servicer until the earlier of (i) payment in full of the Notes and (ii) one year after the delivery of the Review Report. The Asset Representations Reviewer will have no obligation to respond to questions or requests for clarification from Noteholders or any Person other than the Indenture Trustee or the Servicer and will direct such Persons to submit written questions or requests to the Servicer.

Section 3.6. Dispute Resolution. If a Lease that was reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under Section 7.07 of the Indenture, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer together with reasonable compensation for the time it incurs in connection with its participation in any dispute resolution proceeding will be considered expenses of the Requesting Party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 7.07 of the Indenture. If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Issuing Entity according to Section 4.3(a).

Section 3.7. Limitations on Review Obligations.

(a) Review Process Limitations. The Asset Representations Reviewer will have no obligation:

(i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Review under the Indenture, and may rely on the information in any Review Notice delivered by the Indenture Trustee;

(ii) to determine which Leases are subject to an Asset Review, and may rely on the lists of Subject Leases provided by the Servicer;

(iii) to obtain or confirm the validity of the Review Materials and no liability for any errors in the Review Materials and may rely on the accuracy and completeness of the Review Materials;

(iv) to obtain missing or insufficient Review Materials from any party or any other source;

(v) to take any action or cause any other party to take any action under any of the Basic Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Subject Leases; or

(vi) to establish cause, materiality or recourse for any failed Test.

(b) Testing Procedure Limitations. The Asset Representations Reviewer will only be required to perform the testing procedures listed under “Tests” in Schedule A, and will have no obligation to perform additional procedures on any Subject Lease or to provide any information other than a Review Report indicating for each Subject Lease whether there was a Test Pass or a Test Fail for each Test, or whether the Subject Lease was a Test Complete and the related reason. However, the Asset Representations Reviewer may provide additional information about any Subject Lease that it determines in good faith to be material to the Review.

ARTICLE IV

ASSET REPRESENTATIONS REVIEWER

Section 4.1. Representations and Warranties. The Asset Representations Reviewer represents and warrants to the Issuing Entity as of the Closing Date:

(a) Organization and Qualification. The Asset Representations Reviewer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Asset Representations Reviewer is qualified as a foreign entity in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (A) conflict with, or be a breach or default under, any indenture, agreement, guarantee or similar agreement or instrument under which the Asset Representations Reviewer is a party, (B) result in the creation or imposition of any Lien on any of the assets of the Asset Representations Reviewer under the terms of any indenture, agreement, guarantee or similar agreement or instrument, (C) violate the organizational documents of the Asset Representations Reviewer or (D) violate any law or, to the Asset Representations Reviewer’s knowledge, any order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d) No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e) Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.1.

Section 4.2. Covenants. The Asset Representations Reviewer covenants and agrees that:

(a) Eligibility. It will notify the Issuing Entity and the Servicer promptly if it no longer meets the eligibility requirements in Section 5.1.

(b) Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Subject Lease and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Reviews as required by this Agreement.

(c) Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Review, including internal correspondence and work papers, for a period of two (2) years after the termination of this Agreement.

Section 4.3. Fees, Expenses and Indemnities.

(a) Annual Fee. The Sponsor shall pay to the Asset Representations Reviewer, as reasonable compensation for its services, an annual fee in the amount of $[•] (the “Annual Fee”). The Annual Fee shall be payable on the Closing Date and on each anniversary thereof until this Agreement is terminated in accordance with Section 6.4. The Sponsor shall reimburse the Asset Representations Reviewer for all reasonable out-of-pocket expenses incurred or made by it, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Asset Representations Reviewer’s agents, counsel, accountants and experts.

(b) Review Fee. Following the completion of an Asset Review and the delivery to the Indenture Trustee of the Review Report, or the termination of an Asset Review according to Section 3.4(e), and the delivery to the Sponsor and the Servicer of a detailed invoice, the Sponsor shall pay to the Asset Representations Reviewer a fee of $[•] [for each Subject Lease for which the Asset Review was started] [per hour for its time spent conducting the Asset Review] [as a flat fee for such Review] (the “Review Fee”). However, no Review Fee will be charged for any Subject Lease which was included in a prior Asset Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Review according to Section 3.4(e). To the extent not paid by the Sponsor and outstanding for at least 60 days, the Review Fee shall be paid by the Issuing Entity pursuant to Section 8.04 of the Indenture.

(c) Indemnification. The Sponsor shall indemnify the Asset Representations Reviewer against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by the Asset Representations Reviewer in connection with the administration of this

Agreement and the performance of its duties hereunder. The Asset Representations Reviewer shall notify the Sponsor promptly of any claim for which it may seek indemnity. Failure by the Asset Representations Reviewer to so notify the Sponsor shall not relieve the Sponsor of its obligations hereunder. The Sponsor shall defend any such claim, and the Asset Representations Reviewer may have separate counsel and the Sponsor shall pay the fees and expenses of such counsel. The Sponsor shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Asset Representations Reviewer through the Asset Representations Reviewer’s own bad faith, willful misfeasance, negligence in performing its obligations under this Agreement or breach of this Agreement. The indemnification provided in this Section 4.3(c) shall survive the termination of this Agreement, the termination of the Issuing Entity and the resignation or removal of the Asset Representations Reviewer. The Sponsor acknowledges and agrees that amounts owing to the Asset Representations Reviewer in respect of the indemnification provided hereunder shall not be limited to or reduced by the amount of Available Amounts on deposit in the Collection Account, except to the extent that such Available Amounts have been allocated to make a payment to the Asset Representations Reviewer on the next-occurring Payment Date pursuant to Section 8.04 of the Indenture.

(d) Payment of Fees and Indemnities. The Asset Representations Reviewer shall submit reasonably detailed invoices to the Sponsor for any amounts owed to it under this Agreement. To the extent not paid by the Sponsor and outstanding for at least 60 days, the fees and indemnities provided for in this Section 4.3 shall be paid by the Issuing Entity pursuant to Section 8.04 of the Indenture; provided, that prior to such payment pursuant to the Indenture, the Asset Representations Reviewer shall notify the Sponsor in writing that such fees and indemnities have been outstanding for at least 60 days. If such fees and indemnities are paid pursuant to Section 8.04 of the Indenture, the Sponsor shall reimburse the Issuing Entity in full for such payments.

Section 4.4. Limitation on Liability. The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misfeasance, bad faith, or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.5. Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuing Entity, the Depositor, the Servicer, the Sponsor, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all costs, expenses (including reasonable attorneys’ fees and expenses), losses, damages and liabilities, including legal fees and expenses incurred in connection with the enforcement by such Person of an indemnification or other obligation of the Asset Representations Reviewer, resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuing Entity and the resignation or removal of the Asset Representations Reviewer.

Section 4.6. Inspections of Asset Representations Reviewer. The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuing Entity, the Servicer, the Sponsor or the Administrator, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuing Entity’s, the Servicer’s, the Sponsor’s or the Administrator’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuing Entity, the Servicer, the Sponsor and the Administrator will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuing Entity, the Servicer, the Sponsor or the Administrator reasonably determines that it is required to make the disclosure under this Agreement or the other Basic Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.7. Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuing Entity, the Sponsor and the Servicer.

Section 4.8. Confidential Information.

(a) Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.8, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuing Entity, the Sponsor and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Asset Reviews of Subject Leases or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by NMAC or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b) Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i) lists of Subject Leases and any related Review Materials;

(ii) origination and servicing guidelines, policies and procedures and form contracts; and

(iii) notes, analyses, compilations, studies or other documents or records prepared by the Sponsor or the Servicer, which contain information supplied by or on behalf of the Sponsor or the Servicer or their representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuing Entity, the Sponsor or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuing Entity, the Sponsor or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuing Entity, the Sponsor or the Servicer provides permission to the applicable Information Recipients to release.

(c) Protection. The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.9.

(d) Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuing Entity, the Sponsor and the Servicer with notice of the requirement and will cooperate, at the Sponsor’s expense, in the Issuing Entity’s and the Sponsor’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuing Entity or the Sponsor is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.8 by its Information Recipients.

(f) Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuing Entity, the Sponsor and the Servicer and the Issuing Entity, the Sponsor and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuing Entity or the Servicer to enforce this Section 4.8, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees and expenses, incurred by it for the enforcement.

Section 4.9. Personally Identifiable Information.

(a) Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), vehicle identification number or “VIN”, any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuing Entity PII” means PII furnished by the Issuing Entity, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b) Use of Issuing Entity PII. The Issuing Entity does not grant the Asset Representations Reviewer any rights to Issuing Entity PII except as provided in this Agreement. The Asset Representations Reviewer will use Issuing Entity PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuing Entity and will only reproduce Issuing Entity PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII, Issuing Entity PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will protect and secure Issuing Entity PII. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuing Entity PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuing Entity PII, (iii) protect against unauthorized access to or use of Issuing Entity PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations. In addition to the use and protection requirements described in Section 4.9(b), the Asset Representations Reviewer’s disclosure of Issuing Entity PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuing Entity PII to its personnel or allow its personnel access to Issuing Entity PII except (A) for the Asset Representations Reviewer personnel who require Issuing Entity PII to perform an Asset Review, (B) with the prior consent of the Issuing Entity or (C) as required by applicable law. When permitted, the disclosure of or access to Issuing Entity PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuing Entity PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuing Entity PII on the proper use and protection of Issuing Entity PII.

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuing Entity PII with or to any third party without the prior consent of the Issuing Entity.

(d) Notice of Breach. The Asset Representations Reviewer will notify the Issuing Entity promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuing Entity PII and, where applicable, immediately take action to prevent any further breach.

(e) Return or Disposal of Issuing Entity PII. Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Review or the request of the Issuing Entity, all Issuing Entity PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuing Entity, returned to the Issuing Entity without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuing Entity. Where the Asset Representations Reviewer retains Issuing Entity PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuing Entity PII to that required by applicable law.

(f) Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuing Entity regarding the Asset Representations Reviewer’s compliance with this Section 4.9. The Asset Representations Reviewer and the Issuing Entity agree to modify this Section 4.9 as necessary from time to time for either party to comply with applicable law.

(g) Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuing Entity and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.9 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Issuing Entity agrees to make reasonable efforts to schedule any audit described in this Section 4.9 with the inspections described in Section 4.6. The Asset Representations Reviewer will also permit the Issuing Entity and its authorized representatives during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(h) Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuing Entity’s Affiliates or a third party when performing an Asset Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.9, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party will be entitled to enforce the PII related terms of this Section 4.9 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V

RESIGNATION AND REMOVAL;

SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 5.1. Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by the Sponsor or any Underwriter to perform any due diligence on the Leases prior to the Closing Date.

Section 5.2. Resignation and Removal of Asset Representations Reviewer.

(a) No Resignation of Asset Representations Reviewer. The Asset Representations Reviewer will not resign as Asset Representations Reviewer except (i) if the Asset Representations Reviewer is merged into or becomes an Affiliate of the Sponsor, the Servicer, the Indenture Trustee, the Owner Trustee, (ii) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1, or (iii) upon a determination that the performance of its duties under this Agreement is no longer permissible under applicable law and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law. Upon the occurrence of one of the foregoing events, the Asset Representations Reviewer shall promptly resign and the Sponsor shall appoint a successor Asset Representations Reviewer. The Asset Representations Reviewer will deliver a notice of its resignation to the Issuing Entity, the Sponsor and the Servicer, and if the Asset Representation Reviewer resigns pursuant to clause (b) above, an Opinion of Counsel supporting its determination.

(b) Removal of Asset Representations Reviewer. If any of the following events occur, the Indenture Trustee, at the direction of Noteholders evidencing a majority of the aggregate Outstanding Amount of the Notes, by notice to the Asset Representations Reviewer, shall remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i) [the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii) the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii) an Insolvency Event of the Asset Representations Reviewer occurs.]

(c) Notice of Resignation or Removal. The Servicer will notify the Issuing Entity, the Owner Trustee, the Depositor and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer. The Depositor will report any resignation or removal of the Asset Representations Reviewer, or any appointment of a successor Asset Representations Reviewer, in the Issuing Entity’s Form 10-D report related to the Collection Period in which such resignation, removal or appointment took place.

Section 5.3. Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Sponsor will appoint a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1.

(b) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuing Entity and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entered into a new agreement with the Issuing Entity on substantially the same terms as this Agreement.

(c) Transition and Expenses. If the Asset Representations Review resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuing Entity and take all actions reasonably requested to assist the Issuing Entity in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on such obligations on receipt of an invoice with reasonable detail of the expenses from the Issuing Entity or the successor Asset Representations Reviewer.

Section 5.4. Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuing Entity and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI

OTHER AGREEMENTS

Section 6.1. Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of, or deemed to be the agent of, the Issuing Entity, the Indenture Trustee or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. None of the Issuing Entity, the Indenture Trustee or the Owner Trustee shall be responsible for monitoring the performance of the Asset Representations Reviewer or liable to any Person for the failure of the Asset Representations Reviewer to perform its obligations hereunder. Unless authorized by the Issuing Entity, the Indenture Trustee or the Owner Trustee, respectively, the Asset Representations Reviewer will have no authority to act for or represent the Issuing Entity, the Indenture Trustee or the Owner Trustee and will not be considered an agent of the Issuing Entity, the Indenture Trustee or the Owner Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and either of the Issuing Entity, the Indenture Trustee or the Owner Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2. No Petition. Each party hereto, by entering into this Agreement, hereby covenants and agrees that, prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not (and, to the fullest extent permitted by applicable law, the Indenture Trustee shall not have the power to) institute against, or join any other Person in instituting against, the Member, the Titling Company, the Depositor, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

Section 6.3. Limitation of Liability of Owner Trustee. This Agreement has been signed on behalf of the Issuing Entity by [•] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuing Entity. In no event will [•] in its individual capacity or a beneficial owner of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity under this Agreement, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the Trust Agreement.

Section 6.4. Termination of Agreement. This Agreement will terminate, except for the obligations under Section 4.5, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuing Entity is terminated under the Trust Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1. Amendments.

(a) Any term or provision of this Agreement may be amended by the parties hereto, without the consent of any other Person subject to the satisfaction of one of the following conditions:

(i) the Seller or the Servicer delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment;

provided, that no amendment pursuant to this Section 7.1 shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person, (which consent shall not be unreasonably withheld or delayed); provided, further, that in the event that any Certificates are held by anyone other than the Administrator or any of its Affiliates, this Agreement may only be amended by the parties hereto if, in addition, (i) the Holders of the Certificates evidencing a majority of the Certificate Balance of the Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Administrator or an Opinion of Counsel delivered to the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(b) This Agreement may also be amended by the parties hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders with the consent of:

(i) the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes; and

(ii) the Holders of the Certificates evidencing a majority of the Certificate Balance.

It will not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.

(c) Promptly after the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement.

Section 7.2. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, by facsimile or electronically by email (if an email address is provided), and addressed in each case as follows: (a) in the case of the Depositor, to Nissan Auto Leasing LLC II at [•] (facsimile no. [•]) (email: [•]), Attention: Treasurer, (b) in the case of the Servicer, to Nissan Motor Acceptance Company LLC, at [•] (facsimile no. [•]) (email: [•]), Attention: Treasurer, (c) in the case of the Issuing Entity or the Owner Trustee, to Nissan Auto Lease Trust 20[•]-[•], c/o the Owner Trustee, at [•] (facsimile no. [•]) (email: [•]), Attention: Nissan Auto Lease Trust 20[•]-[•], (d) in the case of the Indenture Trustee, to [•], at [•] (facsimile no. [•]) (email: [•]), Attention: NALT 20[•]-[•], [(e) in the case of [•], to [•], at [•] (facsimile no. [•]) (email: [•]), Attention: [•], (f) in the case of [•], to [•], at [•] (facsimile no. [•]) (email: [•]), Attention: [•], (g) in the case of the Asset Representations Reviewer, to [•], at [•] (facsimile no. [•]) (email: [•]), Attention: [•],] or (h) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

Section 7.3. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Sponsor, the Servicer, the Issuing Entity and the Asset Representations Reviewer. The Indenture Trustee (for the benefit of itself and the Noteholders) will be an express third-party beneficiary of this Agreement and entitled to enforce this agreement against the parties hereto. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 7.4. Severability. If any one or more of the covenants, agreement, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.5. Separate Counterparts and Electronic Signature. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purposes of validity, enforceability and admissibility.

Section 7.6. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.7. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.8. Waivers. No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy.

[Remainder of Page Left Blank]

EXECUTED BY:

NISSAN AUTO LEASE TRUST 20[•]-[•], as Issuing Entity

By:	[•], not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

NISSAN MOTOR ACCEPTANCE COMPANY LLC, as Servicer

By:
Name:
Title:

[•],
as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Schedule A

Representations and Warranties, Review Materials and Tests

[To be attached]

Representations and Warranty	Review Materials	Tests